SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2004

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-19694 (Commission File No.)	76-0243729 (IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 751-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, acting through its New York branch, as agent for itself as lender, entered into a Revolving Credit Agreement on November 12, 2004 (the “Revolving Credit Agreement”) that restructured an existing $5,000,000 revolving credit loan and $45,000,000 revolving portfolio acquisition facility into a $96,000,000 revolving acquisition facility that matures in November 2008. The restructured loan facility will be used to finance the senior debt and equity portion of portfolio and asset purchases and to provide for the issuance of letters of credit and working capital loans. The $96,000,000 revolving loan facility (i) allows loans to be made in Euros up to a maximum amount in Euros that is equivalent to $35,000,000 U.S. dollars, (ii) allows loans to be made for acquisition of portfolio assets in Latin America of up to $35,000,000, (iii) provides for an interest rate of London Interbank Offered Rate plus 2.50% to 2.75%, (iv) provides for a commitment fee of 0.20% of the unused balance of the revolving acquisition facility, (v) provides that the aggregate borrowings under the facility do not exceed 60% of the net present value of FirstCity’s interest in portfolio assets in acquisition entities pledged to secure the obligations under the Revolving Credit Agreement, and (vi) provides for reductions in the total loan commitment by $1,333,333.00 automatically on the fourth to last business day of March, June, September and December in each year, commencing December 27, 2005. The obligations of FirstCity under the Revolving Credit Agreement are guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity and are secured by security interests in substantially all of the assets of FirstCity and its wholly-owned subsidiaries. The Revolving Credit Agreement has other covenants that are customary for a facility of this type, including maximum capital expenditure levels and financial covenants related to indebtedness to tangible net worth ratio, earnings before interest, taxes, depreciation and amortization, and tangible net worth. The Revolving Credit Agreement has events of default and other provisions that are customary for a facility of this type. On November 12, 2004, the outstanding balances under the Term Loan and Revolving Credit Agreement, dated as of December 12, 2002, as amended, in the amount of $1,000,000.00 with respect to revolving credit loans and $36,459,155.06 with respect to acquisition loans were converted to loans under the Revolving Credit Agreement. In connection with the execution of the Revolving Credit Agreement, Bank of Scotland released $22,633,094.51 out of funds in the amount of $29,552,696.30 held by the Bank of Scotland pursuant to a Cash Collateral Agreement dated November 1, 2004, which amount was withdrawn from the cash collateral account and paid to CFSC Capital Corp. XXX to pay the outstanding balance due under a loan agreement between CFSC Capital Corp. XXX and FirstCity Holdings Corporation. The funds were paid to CFSC Capital Corp. XXX on November 12, 2004. Bank of Scotland is not required to make any loans under the Revolving Credit Agreement until certain conditions precedent set forth in the Revolving Credit Agreement are satisfied. The obligations under the Revolving Credit Agreement are secured by all of the assets of FirstCity and its wholly-owned subsidiaries. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Nature of Material Relationship with Bank of Scotland

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) or their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with of Bank of Scotland, BoS (USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, the Bank of Scotland provided a loan facility consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000.00, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000.00 for corporate purposes. These facilities were secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries. These facilities had outstanding balances of $1,000,000 under the revolving loan facility and $36,459,155.06 under the acquisition loan facility as of November 12, 2004; these loans were converted to loans under the Revolving Credit Agreement on November 12, 2004. This loan facility was being refinanced by the Revolving Credit Agreement.

In December 2002 in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000.00 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) (the “Senior Lenders”). The $16,000,000.00 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000.00 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000.00 in the aggregate. The outstanding principal and accrued interest of $16,003,946.67 under the $16,000,000.00 loan was paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive. Pursuant to the certain waiver letters executed on November 2004, FirstCity, Consumer Corp. and BoS-UK agreed to extend the time for payment of the $8,000,000.00 fee arising under the fee letter in connection with the sale of the ownership interests in Drive until 75 days following the consummation of the sale of the ownership interests in Drive and waived the requirement that the fee be paid contemporaneously with the consummation of the sale as contemplated in the fee letter.

In December 2002, also in connection with the exchange offer by FirstCity, the Senior Lenders refinanced the remainder of FirstCity’s existing debt facilities into a term debt facility. The term debt facility was secured by all of the assets of FirstCity and its wholly-owned subsidiaries. The outstanding principal, accrued interest and fees of $37,235,681.63 under the term debt facility were paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300.00 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000.00 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.

BoS (USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share. BoS (USA) Inc. is entitled to additional warrants in connection with this existing warrant for 425,000 shares under certain specific situations to retain its ability to acquire approximately 4.86% of FirstCity’s voting Common Stock. The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant.

On November 12, 2004, FirstCity entered into the Revolving Credit Agreement providing for a revolving credit facility for working capital loans and portfolio acquisition loans, the obligations of which are guaranteed by substantially all of its wholly-owned subsidiaries. The information provided under Item 1.01 of this report related to the Revolving Credit Agreement is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Revolving Credit Agreement, dated November 12, 2004, among FirstCity Financial Corporation as Borrower and the Lenders named therein, as Lenders, and Bank of Scotland, as Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION
Date: November 18, 2004	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Revolving Credit Agreement, dated November 12, 2004, among FirstCity Financial Corporation as Borrower and the Lenders named therein, as Lenders, and Bank of Scotland, as Agent.